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                                                                   Exhibit 99(b)
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                               ANTHEM ELECTRONICS
                        NON-QUALIFIED STOCK OPTION PLAN
                        -------------------------------

              (As Restated and Amended Through February 18, 1992)


        I.   PURPOSES OF THE PLAN
             --------------------

             (a) This Non-Qualified Stock Option Plan (the "Plan") is intended to promote the interests of Anthem Electronics, Inc., a Delaware corporation ("Corporation"), by providing a method whereby (i) employees of the Corporation or its subsidiaries who are primarily responsible for the management, growth and financial success of the Corporation and its subsidiaries and (ii) non-employee directors of the Corporation who perform valuable services for the Corporation and its subsidiaries may be offered incentives and rewards which will encourage them to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation and continue to render services to the Corporation or its subsidiaries.

             (b) The Corporation intends that options granted under the Plan be non-statutory options not intended to meet the requirements of Section 422 of the Internal Revenue Code (the "Code").

             (c) For purposes of this Plan, each corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation shall be considered to be a subsidiary of the Corporation, provided each such corporation other than the last corporation in the unbroken chain owns, at the time of determination, stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

        II.  ADMINISTRATION OF THE PLAN
             --------------------------

             (a) The Plan shall be administered by a committee (the "Committee") of the Corporation's Board of Directors (the "Board"). The Committee shall consist of not less than two (2) non-employee members of the Board. Each member shall serve for such period of time as the Board may determine and shall be subject to removal by the Board at any time.

             (b) The Committee is authorized (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for the proper administration of the Plan and to make such determinations under, and issue such interpretations of, the Plan and any outstanding option as it may deem necessary or advisable. Decisions shall be final and binding on all parties who have an interest in the Plan or any outstanding option.

             (c) The Committee shall have the authority to make option grants under the Plan to any and all eligible individuals (other than the non-employee directors of the Corporation, who are only to receive automatic grants under subsection III(b)). The Committee shall have complete discretion to determine the number of shares to be covered by each such option, the time or times at which such option is to become exercisable and the maximum term for which the option is to remain outstanding.

        III.  ELIGIBILITY FOR OPTION GRANTS
              -----------------------------

             (a) The persons who shall be eligible to receive options pursuant to this Plan are:

                       (i) such employees (including officers and directors) of the Corporation or its subsidiaries as the Committee shall from time to time select; and

                       (ii) such non-employee directors of the Corporation as qualify for automatic option grants in accordance with the provisions of subsection III(b).
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             (b)  Each individual who was on February 17, 1987 a non-employee member of the Board was automatically granted on such date a non- statutory option to purchase 2,000 shares of the Corporation's Common Stock. Any individual who, after February 17, 1987 but prior to the 1988 Annual Meeting of the Corporation's stockholders, (i) was elected to the Board, (ii) was not, at the time of his assumption of office as such director, an employee of the Corporation or any subsidiary and (iii) had not previously received an automatic option grant under this subsection III(b) was upon assumption of such office automatically granted an option under the Plan to purchase 2,000 shares of the Corporation's Common Stock (subject to adjustment under subsection IV(c)).

             The terms and conditions applicable to each such automatic grant shall be as follows:

                       (i) The option price per share shall be equal to one hundred percent (100%) of the fair market value of one share of the Corporation's Common Stock on the automatic grant date.

                       (ii)      The option shall have a maximum term of ten
        (10) years measured from the automatic grant date and shall be immediately exercisable for all or any part of the covered shares; provided, however, that none of the automatic grants may be exercised prior to approval of the automatic grant program by the Corporation's stockholders at the 1990 Annual Meeting.

                       (iii) Exercise of the option shall be effected by written notice to the Corporation or its designate, and the option price for the purchased shares shall become immediately due upon exercise. Payment may be effected in cash or cash equivalent (such as a personal check payable to the Corporation's order), in shares of Common Stock held for a period of at least six (6) months or with any other property that serves as valid consideration for issuance of the Corporation's Common Stock under Delaware law. Payment of the option price may also be effected through the broker-dealer sale and remittance procedure (as described in subsection V.l.B(iv)).

                       (iv) The shares purchased under the option will be subject to repurchase by the Corporation at the original exercise price in the event the optionee ceases to be a member of the Board. The repurchase right, however, will lapse, and the optionee will vest in the purchased shares, in a series of five (5) equal annual installments, beginning one year after the automatic grant date, provided the optionee continues to serve as a member of the Board. In addition, the Corporation's repurchase right shall lapse in its entirety should one or more of the following events occur while the optionee is a member of the Board: (A) the optionee's death, (B) the optionee's permanent disability, (C) a stockholder-approved Corporate Transaction as defined in subsection VI.A, or (D) a Change in Control (as defined in subsection VI.B).

                       (v) For automatic grants effected prior to the 1992 Annual Stockholders Meeting, the following limited stock appreciation right shall be available to the optionee:

             In the event there should occur a Change in Control of the Corporation (as such term is defined in subsection VI.B below), then the optionee shall have the right, exercisable during the thirty (30)-day period following the Change in Control, to surrender each pre-1992 automatic grant which has been outstanding with such right for at least six (6) months in exchange for a cash payment from the Corporation in an amount equal to the excess of
             (i) the Fair Market Value (on the date of such surrender) of the shares of Common Stock purchasable under the surrendered option, whether or not such shares are otherwise at the time vested, over
             (ii) the aggregate option price payable for such shares. For purposes of this paragraph (v), the Fair Market Value per share of Common Stock subject to the surrendered option shall be deemed to be equal to the greater of (a) the Fair Market Value per share on the date of such surrender, as determined in accordance with the normal valuation provisions of the Plan, or





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             (b) the highest reported price per share paid by the acquiring entity in effecting the Change in Control of the Corporation's outstanding voting stock.

                       (vi) following limited stock appreciation right shall be in effect for each automatic option grant made at or after the 1992 Annual Meeting:

             Upon the occurrence of a Hostile Take-Over, each automatic option grant effected at or after the 1992 Annual Stockholders Meeting which has been outstanding under this subsection III(b) for a period of at least six (6) months shall automatically be canceled in return for a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to the canceled option (whether or not such shares are otherwise at the time vested) over
             (ii) the aggregate exercise price payable for such shares. The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-over. Neither the approval of the Committee nor the consent of the Board shall be required in connection with such option cancellation and cash distribution. For purposes of this subparagraph (vi), the following definitions shall be in effect:

                  A Hostile Take-Over shall be deemed to occur in the event (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept and (ii) more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than officers and directors of the Corporation who participate in this Plan.

                                 The Take-Over Price per share shall be deemed
                  to be equal to the greater of (a) the Fair Market Value per share on the date of cancellation, as determined pursuant to the valuation provisions of subsection V.1.C, or (b) the highest reported price per share paid in effecting such Hostile Take-Over.

             The shares of Common Stock subject to any option surrendered or canceled for an appreciation distribution pursuant to this subsection
        (v) or (vi) shall not be available for subsequent option grants under the Plan.

                       (vii) The remaining terms and conditions of the option shall be as set forth in the prototype Non-Employee Director Stock Option Agreement attached as Exhibit A to the Plan.

             On the date of the 1988 Annual Meeting of the Corporation's stockholders and on the date of each subsequent Annual Meeting, each individual who is elected or re-elected at such Annual Meeting to serve as a non-employee member of the Board (including any individual who may have already received one or more automatic option grants under the Plan) shall automatically be granted at such time an option under





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the Plan to purchase an additional 1,500 shares of the Corporation's Common
Stock (subject to adjustment under subsection IV(c)) upon the terms and conditions specified above.

             Except for the automatic option grants under this subsection III(b), non-employee members of the Board shall not be eligible to receive any additional option grants under this Plan.

        IV.  STOCK SUBJECT TO THE PLAN
             -------------------------

             (a) The stock issuable under the Plan shall be shares of the Corporation's authorized but unissued or reacquired Common Stock. The number of shares issuable in the aggregate over the term of this Plan and the Corporation's Incentive Stock Option Plan (the "ISO Plan") shall not exceed 2,340,000*/ shares, subject to adjustment from time to time in accordance with subsection IV(c) of the Plan. The maximum number of shares for which stock appreciation rights may be granted under this Plan and the ISO Plan shall not exceed 2,100,000**/ shares of Common Stock, subject to adjustment from time to time in accordance with subsection IV(c) of the Plan.

             (b) Should an option granted under this Plan or the ISO Plan be terminated or canceled for any reason prior to exercise or surrender in full, the shares subject to the portion of the option not so exercised or surrendered shall be available for subsequent option grants under this Plan or the ISO Plan. Shares subject to any option or portion thereof surrendered or canceled in accordance with the stock appreciation rights provisions of this Plan and shares repurchased by the Corporation pursuant to its repurchase rights under this Plan shall not be available for subsequent option or stock appreciation right grants under this Plan or the ISO Plan.

             (c) In the event any change is made to the Common Stock issuable under the Plan by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made by the Committee to (A) the maximum number and/or class of shares issuable in the aggregate under this Plan and the ISO Plan, (B) the number of shares of Common Stock for which options may be granted annually to each non- employee member of the Board pursuant to the automatic grant provisions of subsection III(b), (C) the number and/or class of shares and the option price per share of the stock subject to each outstanding option, (D) the maximum number of shares for which stock appreciation rights may be granted under this Plan and the ISO Plan and (E) the number of shares and the base price or exercise price per share in effect under each outstanding stock appreciation right. The adjustments determined by the Committee shall be final, binding and conclusive.

        V.  TERMS AND CONDITIONS OF OPTIONS
            -------------------------------

             Options granted pursuant to the Plan (other than the automatic option grants to non-employee directors under subsection III(b)) shall be authorized by action of the Committee. Each granted option shall be evidenced by an instrument in such form as the Committee shall from time to time approve; provided, however, that each such instrument shall comply with and incorporate the terms and conditions specified below.

             1.   Option Price.
                  ------------



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*       From and after February 18, 1992, not more than 2,940,000 shares may be issued in the aggregate under both this Plan and the ISO Plan, assuming stockholder approval of the 600,000-share increase is obtained at the 1992 Annual Meeting.

** From and after February 18, 1992, the maximum number of shares for which stock appreciation rights may be granted under this Plan and the ISO Plan shall not exceed 2,700,000 shares, assuming stockholder approval of the 600,000-share increase is obtained at the 1992 Annual Meeting.

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                  A.   Except as otherwise provided in Article VI of the Plan,
        the option price per share shall be fixed by the Committee, but in no event shall the option price per share be less than eighty-five percent (85%) of the fair market value per share of Common Stock on the date of the option grant.

                  B. Exercise of the option shall be effected by written notice to the Corporation or its designate, and the option price shall
        become immediately due upon exercise.   Payment of the option price
        may, subject to the provisions of Article IX, be effected in one of the alternative forms specified below:

                       (i)       full payment in cash or cash equivalents;

                       (ii) full payment in shares of Common Stock held by the optionee for at least six (6) months and having a fair market value on the Exercise Date (as such term is defined below) equal to the option price;

                       (iii) full payment in a combination of shares of Common Stock held for at least six (6) months and valued at fair market value on the Exercise Date and cash or cash equivalents;

                       (iv) payment effected through a broker-dealer sale and remittance procedure pursuant to which the optionee (I) shall provide irrevocable written instructions to the designated broker-dealer to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, an amount equal to the aggregate Option Price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Corporation by reason of such purchase and (II) shall provide written directives to the Corporation to deliver the certificates for the purchased shares directly to such broker-dealer; or

                       (v) payment with any other property acceptable to the Committee which has a fair market value on the Exercise Date equal to the option price and serves as valid consideration for the issuance of the Corporation's Common Stock under Delaware law.

             For purposes of this subsection B, the Exercise Date shall be the first date on which there shall have been delivered to the Corporation: (i) written notice of the exercise of the option and (ii) any representations by the optionee the Corporation should determine are required by Federal and State securities laws. Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the option price for the purchased shares must accompany such notice.

                  C. The fair market value of a share of Common Stock on any relevant date under subsection A or B above (and for all other valuation purposes under the Plan) shall be determined in accordance with the following provisions:

                       (i) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market, the fair market value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) of one share of Common Stock on the day preceding the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on such day, then the mean between the highest bid and lowest asked prices (or closing selling price) on the last preceding date for which such quotations exist shall be determinative of fair market value.





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                       (ii)      If the Common stock is at the time listed or
        admitted to trading on any stock exchange, then the fair market value shall be the closing selling price of one share of Common Stock on the day preceding the date in question on the stock exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on such day, then the fair market value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

             2. Term and Exercise of Options. Each option granted under the Plan shall be exercisable at such time or times, during such period, and for such number of shares as shall be determined by the Committee and set forth in the instrument evidencing such option; provided, however, that no option granted under this Plan shall have a term in excess of 15 years from the grant date. During the lifetime of the optionee, the option shall be exercisable only by the optionee and shall not be assignable or transferable by the optionee otherwise than by will or by the laws of descent and distribution.

             3.  Effect of Termination of Employment.
                 -----------------------------------

                  A. Should an optionee cease to be an Employee of the Corporation for any reason (including death or permanent disability as defined in Section 22(e)(3) of the Code) while the holder of one or more outstanding options granted to such optionee under the Plan, then (except as otherwise provided pursuant to Article XI below) such option or options shall in no event remain exercisable for more than a twelve
        (12) month period (or such shorter period as is determined by the Committee and set forth in the instrument evidencing the option) following the date of such cessation of Employee status, and under no circumstances shall any such option be exercisable after the specified expiration date of the option term. Each such option shall, during such twelve (12) month or shorter period, be exercisable only to the extent of the number of shares (if any) for which the option is exercisable on the date of such cessation of Employee status. Upon the expiration of such twelve (12) month or shorter period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be exercisable.

                  B. If (i) the optionee's status as an Employee is terminated for cause (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement or any unauthorized disclosure or use of confidential information or trade secrets) or (ii) the optionee makes or attempts to make any unauthorized use or disclosure of confidential information or trade secrets of the Corporation or any subsidiary, then in any such event all outstanding options granted the optionee under the Plan shall immediately terminate and cease to be exercisable.

                  C. Any option granted to an optionee under the Plan and exercisable in whole or in part on the date of the optionee's death may be subsequently exercised, but only to the extent of the number of shares (if any) for which the option is exercisable on the date of the optionee's death, by the personal representative of the optionee's estate or by the person or persons to whom the option is transferred pursuant to the optionee's will or in accordance with the laws of descent and distribution, provided and only if such exercise occurs prior to the earlier of (i) the first anniversary of the date of the optionee's death or (ii) the specified expiration date of the option term. Upon the occurrence of the earlier event, the option shall terminate and cease to be exercisable.

                  D. The Committee shall have complete discretion, exercisable either at the time the option is granted or at any time while the option remains outstanding, to permit one or more options held by the optionee under this subsection V.3 to be exercised, during the limited period of exercisability provided under subsections V.3.A and V.3.C above, not only with respect to the number of shares for which each such option is exercisable at the time of the optionee's cessation of Employee status but also with respect to one or more subsequent installments of purchasable shares for which the option would have otherwise become exercisable had such cessation of Employee status not occurred.





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                  E.   For purposes of the foregoing provisions of this
        subsection V.3, the optionee shall be deemed to be an Employee of the Corporation for so long as the optionee remains in the employ of the Corporation or one or more of its subsidiaries.

             4. Stockholder Rights. An option holder shall have none of the rights of a stockholder with respect to any shares covered by the option until such individual shall have exercised the option in accordance with the provisions of the Plan and the option agreement evidencing the grant.

             5. Repurchase Rights. The Committee may in its discretion determine that it shall be a term and condition of one or more options granted under the Plan (other than the automatic grants under subsection III(b)) that the Corporation (or its assigns) shall have the right, exercisable upon the optionee's cessation of Employee status, to repurchase at the original option price any or all of the shares of Common Stock previously acquired by the optionee upon the exercise of such option. Any such repurchase right shall be exercisable by the Corporation (or its assigns) upon such terms and conditions (including the establishment of the appropriate vesting schedule and other provisions for the expiration of such right in one or more installments) as the Committee may specify in the instrument evidencing such right. All of the Corporation's outstanding repurchase rights shall automatically terminate, and all shares subject to such terminated rights shall immediately vest in full, upon the occurrence of any Corporate Transaction under Article VI, except to the extent: (i) the Corporation's outstanding repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with the Corporate Transaction or (ii) such termination of repurchase rights and acceleration of vesting are precluded by other limitations imposed by the Committee at the time of the option grant. The Committee shall have the discretionary authority, exercisable either before or after the optionee's cessation of Employee status, to cancel the Corporation's outstanding repurchase rights with respect to one or more shares subject to such rights and thereby accelerate the vesting of such shares in whole or in part at any time.

        VI.  CORPORATE TRANSACTION/CHANGE IN CONTROL
             ---------------------------------------

             A. In the event of any of the following transactions (a "Corporate Transaction"):

                       (i) a merger or acquisition in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the State in which the Corporation is incorporated,

                       (ii) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation, or

                       (iii) any other corporate reorganization or business combination in which fifty percent (50%) or more of the Corporation's outstanding voting stock is transferred to different holders in a single transaction or a series of related transactions, then the exercisability of each option outstanding under the Plan shall be automatically accelerated so that each such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the total number of shares of Common Stock purchasable under such option and may be exercised for all or any portion of such shares. However, an outstanding option under the Plan shall not be so accelerated if and to the extent: (i) such option is, in connection with the Corporate Transaction, either to be assumed by the successor corporation or parent thereof or be replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof or (ii) the acceleration of such option is subject to other applicable limitations imposed by the Committee at the time of grant. The determination of comparability under clause (i) above shall be made by the Committee, and its determination shall be final, binding and conclusive. The Committee shall have the discretion, exercisable either in advance of any actually- anticipated Corporate Transaction or at the time of an actual Corporate Transaction, to provide (upon such terms and conditions as it may deem appropriate) for the automatic acceleration of one or more outstanding options assumed or replaced in the Corporate Transaction,





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in the event the optionee's employment should subsequently terminate within a designated period following the effective date of such Corporate Transaction.

             B. A change in control ("Change in Control") shall be deemed to occur:

                       (i) should a person or related group of persons, other than the Corporation or a person that directly or indirectly controls, is controlled by or is under common control with the Corporation, acquire ownership of twenty-five percent (25%) or more of the Corporation's outstanding voting stock pursuant to a tender or exchange offer which the Board does not recommend the shareholders of the Corporation to accept; or

                       (ii) on the first date within any period of twenty-four (24) consecutive months or less on which there is effected a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number) cease, by reason of one or more proxy contests for the election of Board members, to be comprised of individuals who either (A) have been members of the Board continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board.

With respect to any such Change in Control, the Committee shall have full power and authority, exercisable either in advance of any actually anticipated Change in Control or at the time of an actual Change in Control, to provide for the acceleration of each option outstanding under the Plan which is not then fully exercisable so that each such option shall become fully exercisable as of the Change in Control for the total number of shares at the time subject to such option and may be exercised for all or any portion of such shares as fully vested shares of Common Stock. The Committee shall also have full power and authority to condition such option acceleration, and the termination of any of the Corporation's repurchase rights with respect to any unvested shares purchased or purchasable under such option, upon the subsequent termination of the optionee's employment within a designated period following the Change in Control.

             C. Upon the consummation of a Corporate Transaction, all outstanding options under the Plan shall, to the extent not previously exercised or assumed by the successor corporation or its parent company, terminate and cease to be outstanding. Upon a Change in Control, all outstanding options accelerated pursuant to subsection VI.B above shall remain fully exercisable until the expiration or sooner termination of the option term specified in the instrument evidencing the option.

             D. Each outstanding option under the Plan which is assumed in connection with the Corporate Transaction or is otherwise to continue in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply and pertain to the number and class of securities which would have been issuable, in consummation of such Corporate Transaction, to an actual holder of the same number of shares of Common Stock as are subject to such option immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the option price payable per share, provided the aggregate option price payable for such securities shall remain the same. In addition, the class and number of securities available for issuance under the plan following the consummation of the Corporate Transaction shall be appropriately adjusted.

             E. Should the Corporation, in connection with any merger or other business consolidation with, or any purchase or acquisition of the stock or assets of another corporation, enter into an agreement with such other corporation providing for the substitution of the Corporation's options for the outstanding options of such other corporation upon the consummation of the transaction, then the Committee shall have full power and authority to issue new options under this Plan in substitution for one or more outstanding options of the other corporation, subject, however, to the following special terms and conditions:





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                       (i)       The number of shares covered by each incentive
        stock option of the other corporation (the "old option") and the price per share payable thereunder will be appropriately adjusted to apply to the number and class of securities of the Corporation which would be issuable, in connection with the merger or other transaction, to an actual holder of the same number of shares of stock of the other corporation which are purchasable under the old option immediately prior to such transaction, and the option issued hereunder in substitution (the "new option") will be for such adjusted number of shares exercisable at such adjusted option price, subject however to the further limitations of clauses (ii), (iii) and (iv) below.

                       (ii) On a share-by-share basis, the ratio of the option price to the fair market value of stock covered by the new option immediately after the substitution will not be more than the ratio of the option price to the fair market value of the stock covered by the old option immediately prior to the substitution.

                       (iii) The excess of the aggregate fair market value of the shares subject to the new option immediately after the substitution over the aggregate option price payable for such shares will not be more than the excess of the aggregate fair market value of all shares subject to the old option immediately before such substitution over the aggregate option price payable for such shares.

                       (iv) The new option will not give the option holder any additional benefits not otherwise provided under the old option.

             F. The grant of options under this Plan shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

        VII.  CANCELLATION AND NEW GRANT OF OPTIONS
              -------------------------------------

             The Committee shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Plan (other than the automatic option grants under subsection III(b)) and to grant in substitution therefor new options under the Plan covering the same or different numbers of shares of Common Stock but having an option price per share not less than eighty-five percent (85%) of fair market value of the Common Stock on the new grant date.

        VIII.  STOCK APPRECIATION RIGHTS
               -------------------------

             A. The Committee shall have full power and authority, exercisable in its sole discretion, to grant to selected optionees stock appreciation rights pertaining to all or part of the shares of Common Stock subject to one or more of their option grants under the Plan.

             B. Three types of stock appreciation rights shall be authorized for issuance under the Plan:

                       (i) Tandem Stock Appreciation Rights which require the optionee to elect between the exercise of the underlying option for shares of Common stock or the surrender of such option for an appreciation distribution equal to the excess of the fair market value of the vested shares of Common stock purchasable under the surrendered option and the aggregate option price payable for such vested shares.

                       (ii) Independent Stock Appreciation Rights which are to be exercisable concurrently with (or within a period not to exceed twelve (12) months following) the exercise of the underlying option and without the surrender of all or part of such option. The appreciation distribution to which the holder of such independent right shall be entitled upon Committee approval of the exercise of such right shall be in an amount not to exceed the product of (I) the number of shares of Common Stock covered by the exercised right and
        (II) the lower of (A) the excess of the fair market value per share of Common Stock on the date of exercise over the base price per share in effect under the exercised right or (B) the ordinary income per share recognized by the holder in connection with the exercise of the underlying option for the same number of shares.

                       (iii) Limited Stock Appreciation Rights which will result in the automatic cancellation of the underlying option upon a Hostile Take-Over (as defined below) and will entitle the optionee to receive in return an appreciation distribution from the Corporation equal in amount to the excess of the Take-Over Price of the number of shares in which the optionee is at the time vested under the canceled option over the aggregate option price payable for such vested shares.

             C. The terms and conditions applicable to each Tandem Stock Appreciation Right ("Tandem Right"), Independent Stock Appreciation Right ("Independent Right") or Limited Stock Appreciation Right ("Limited Right") shall be as follows:

             1.   Tandem Rights.
                  -------------

                  a. Except as specifically set forth in this subsection VIII.C.l, Tandem Rights shall be subject to the same terms and conditions applicable to stock option grants made pursuant to Article V of the Plan.

                  b. Tandem Rights may be granted at the same time the underlying option is granted or at any time thereafter while such option remains outstanding. The exercise of a Tandem Right shall be effective only if approved by the Committee, which shall have sole discretion in the matter.

                  c. The Tandem Right shall be exercised by surrendering the underlying option to the Corporation, in whole or in part to the extent such option is at the time exercisable for vested shares of the Corporation's Common Stock. If the Committee approves the exercise of the Tandem Right, then the optionee shall become entitled to a distribution from the Corporation ("Appreciation Distribution") equal to the excess of (i) the fair market value (at date of exercise) of the shares of the Corporation's Common Stock in which the optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (ii) the aggregate option price payable for such vested shares.

                  d. If the entire option is surrendered or if a portion of the option is surrendered without a concurrent exercise of all or part of the remainder, then the Appreciation Distribution to which the optionee becomes entitled upon approval of the surrender by the Committee shall be made in the form of shares of Common Stock or in cash or in a combination of Common Stock and cash, as the Committee in its sole discretion deems appropriate. For purposes of computing the number of shares to be distributed, the Common Stock shall be valued at fair market value on the date the option is surrendered.

                  e. Should the optionee surrender the option in part for an Appreciation Distribution and concurrently exercise the option in part for Common Stock, then if the Committee approves the surrender, the Appreciation Distribution on the surrendered portion of the option shall be applied as a cash credit against the option price payable for the Common Stock for which the option is exercised. If the Appreciation Distribution exceeds the option price payable for the purchased Common Stock, then the excess shall be distributed in accordance with the terms and conditions of subparagraph C.1.d above.

             2.   Independent Rights.
                  ------------------

                  a. Except as specifically set forth in this subsection VIII.C.2, Independent Rights shall be subject to the same terms and conditions applicable to stock option grants made pursuant to Article V of the Plan.

                  b. Independent Rights may be granted at the same time the underlying option is granted or at any time thereafter while such option remains outstanding; provided, however, that in no event shall the number of shares of Common Stock to which the Independent Right pertains exceed the number of shares at the time subject to the underlying option. Independent Rights shall be effective only if approved by the Committee, which shall have sole discretion in the matter.

                  c. The base price in effect for measuring the Appreciation Distribution payable with respect to each Independent Right granted under the Plan shall be fixed by the Committee at the time of grant, but in no event shall such base price be less than fifty percent (50%) of the fair market value per share of Common Stock on the grant date of the Independent Right.

                  d. The Independent Right may be exercised either (i) concurrently with the exercise of the underlying option or (ii) at any time thereafter within a period not to exceed twelve (12) months, but in no event after the specified expiration date of such right. The Committee shall establish the exercise schedule to be in effect for each Independent Right at the time of grant. The number of shares as to which the Independent Right may in each instance be exercised shall not exceed in the aggregate the corresponding number of shares for which the underlying option has been exercised (either concurrently or within the preceding twelve (12)-month or shorter period). If the Independent Right is not exercised within the applicable exercise period, it shall terminate and cease to be exercisable with respect to the particular shares as to which the Independent Right could have been (but was not) exercised during such period.

                  e. The Appreciation Distribution to which the holder of the Independent Right shall become entitled upon approval of the exercise by the Committee shall not exceed in amount the product of (I) the number of shares as to which such right is exercised and (II) the lower of (A) the excess of the fair market value of one share of Common Stock on the date of exercise over the base price per share in effect for the exercised right or (B) the ordinary income per share recognized in connection with the exercise of the underlying option for the same number of shares. The Committee shall, at the time of grant, determine the specific percentage (not to exceed 100%) of such product to be paid upon the subsequent exercise of the Independent Right.

                  f. Unless the instrument evidencing the Independent Right specifies the particular method of payment, the Appreciation Distribution shall be paid in cash, in shares of Common Stock (valued as of the date of exercise) or in a combination of cash and Common Stock, as the Committee shall in its sole discretion deem appropriate.

                  3.   Terms Applicable to Both Tandem Rights and Independent
                       ------------------------------------------------------
Rights.
- ------

             a. Neither a Tandem Right nor an Independent Right shall be exercisable during the initial six (6)-month period following the grant date, except to the extent the instrument evidencing such right provides for exercisability upon the optionee's death or permanent disability.

             b. Neither a Tandem Right nor an Independent Right may be transferred or assigned, nor may such right be exercised any time after the expiration or sooner termination of the particular option to which it pertains.

             c. If the holder of the Tandem or Independent Right (i) is at the time of exercise considered an officer or director of the Corporation for purposes of Section 16(b) of the Securities Exchange Act of 1934 or (ii) was such an officer or director at any time during the six-month period immediately preceding the date of exercise and made any purchase or sale of Common Stock during such six-month period, then the right can only be exercised during the so-called "window period" commencing on the third and ending on the twelfth business day following the day on which the Corporation's quarterly or annual summaries of income and earnings are released to the public.

             d. If the exercise of a Tandem Right is disapproved by the Committee, then the optionee shall retain whatever rights such individual had under the surrendered option (or the surrendered portion thereof) on the date of the surrender and may exercise such rights at any time prior to the later of
(a) the expiration of the 5 business-day period following the date on which such individual receives notification of the disapproval or (b) the last day on which the option is otherwise exercisable, but in no event may such rights be exercised at any time after fifteen (15) years after the date of the option grant.

             e. If the exercise of an Independent Right is disapproved by the Committee, then such right shall terminate and cease to be exercisable with respect to the particular shares of Common Stock for which such exercise is disapproved.

             f. No limitation shall exist on the aggregate amount of cash payments the Corporation may make under the Plan in connection with the exercise of Tandem Rights or Independent Rights pursuant to this Article VIII.

             4.   Limited Rights.
                  --------------

                  a. The following provisions shall be in effect with respect to any Limited Rights granted prior to the 1992 Annual Stockholder's Meeting:

                       (i) Limited Rights may be affixed to one or more pre-1992 options held by a Section 16(b) Insider, either at the time such options are granted or at any time while they remain outstanding. Upon the occurrence of a Change in Control (as such term is defined in subsection VI.B), the Section 16(b) Insider may exercise each such Limited Right by surrendering the underlying option to the Corporation, to the extent such option (A) has been outstanding for at least six (6) months and (B) is at the time exercisable for vested shares.

                       (ii) In exchange for each option surrendered in accordance with clause (i) above, the Section 16(b) Insider shall receive an Appreciation Distribution from the Corporation in an amount equal to the excess of (A) the Fair Market Value (on the date of surrender) of the number of shares in which the Section 16(b) Insider is at the time vested under the surrendered option over (B) the aggregate option price payable for such vested shares. For purposes of such Appreciation Distribution, the Fair Market Value per share of the vested Common Stock subject to the surrendered option shall be deemed to be equal to the greater of (I) the Fair Market Value per share on the date of surrender, as determined in accordance with the normal valuation provisions of the Plan, or (II) the highest reported price per share paid in acquiring ownership of the twenty-five percent (25%) or greater interest in the Corporation's outstanding voting securities.

                       (iii) The exercise of the Limited Right shall not require any approval or consent of the Committee, and the Appreciation Distribution shall be made entirely in cash. The shares of Common Stock subject to each surrendered option shall not be available for subsequent issuance under this Plan.

                  b. The following provisions shall govern any Limited Rights granted at or after the 1992 Annual Meeting:

                       (i) Limited Rights may, in the Committee's sole discretion, be granted in tandem with one or more post-1991 options held by a Section 16(b) Insider, either at the time such options are granted or at any time while such options remain outstanding, be granted Limited Rights in tandem with their outstanding options under the Plan. Upon the occurrence of a Hostile Take- Over, each outstanding option with such a Limited Right in effect for at least six
        (6) months shall automatically be canceled, to the extent such option is at the time exercisable for vested shares of Common Stock, and the
        Section 16(b) Insider shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of
        (A) the Take-Over Price of the shares of Common

        Stock which are at the time vested under the canceled option over (B) the aggregate exercise price payable for such vested shares. The balance of the option (if any) shall continue in full force and effect in accordance with the instrument evidencing such grant.

                       (ii) The cash distribution payable upon such cancellation shall be made within five (5) days following the consummation of the Hostile Take-Over. Neither the approval of the Committee nor the consent of the Board shall be required in connection with such option cancellation and cash distribution.

                       (iii) For purposes of this subsection VIII.C.4, the following definitions shall be in effect:

                                 -    A Hostile Take-Over shall be deemed to
                  occur in the event (i) any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing fifty percent (50%) or more of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept and (ii) more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than officers and directors of the Corporation who participate in the Plan.

                                 -    The Take-Over Price per share shall be
                  deemed to be equal to the greater of (a) the fair market value per share on the date of cancellation, as determined pursuant to the valuation provisions of subsection V.l.C, or
                  (b) the highest reported price per share paid in effecting such Hostile Take-Over.

                  c. For purposes of this subsection VIII.C., an individual shall be considered to be a Section 16(b) Insider on any relevant date under the Plan if such individual (A) is at the time an officer or director of the Corporation subject to the short-swing profit restrictions of Section 16(b) of the Securities Exchange Act of 1934 or (B) was such an officer or director at any time during the six month period immediately preceding the date in question and made any purchase or sale of Common Stock during such six-month period.

        IX.  LOANS OR GUARANTEE OF LOANS
             ---------------------------

             The Committee may assist any optionee (including an optionee who is an officer or director of the Corporation) in the exercise of one or more options (other than the automatic grants) under the Plan by (a) authorizing the extension of a loan to such optionee from the Corporation, (b) permitting the optionee to pay the option price for the purchased Common Stock in installments over a period of years or (c) authorizing a guarantee by the Corporation of a third party loan to the optionee. The terms of any loan, installment method of payment or guarantee (including the interest rate and terms of repayment) will be established by the Board in its sole discretion. Loans, installment payments and guarantees may be granted without security or collateral, but the maximum credit available to the optionee shall not exceed the sum of (i) that portion of the aggregate option price payable in excess of the amount determined to be capital pursuant to Section 154 of the Delaware General Corporate Law plus (ii) any federal and state income and employment tax liability incurred by the optionee in connection with the exercise of the option.

        X.  AMENDMENT OF THE PLAN
            ---------------------

             (a) The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects whatsoever; provided, however, that no such amendment or modification shall, without the consent of the holders, adversely affect rights and obligations with respect to options at the time outstanding under the Plan; and provided, further, that the Board shall not, without the approval of the Corporation's stockholders, (i) materially increase the maximum number of shares issuable under the Plan, except for permissible adjustments under subsection IV(b), (ii) materially modify the eligibility requirements for the grant of options under the Plan or (iii) otherwise materially increase the benefits accruing to participants under the Plan.

             (b) The provisions of subsection III(b) under the Plan, including any automatic option grants outstanding under such subsection, may not be amended at intervals more frequently than once every six (6) months, other than to the extent necessary to comply with applicable federal income tax laws and regulations.

        XI.  EXTENSION OF EXERCISE PERIOD.
             ----------------------------

             The Committee shall have full power and authority to extend the period of time for which any option granted under this Plan is to remain exercisable following the optionee's cessation of Employee status or death from the limited period in effect under subsection V.3 to such greater period of time as the Committee shall deem appropriate; provided, however, that in no event shall such option be exercisable after the specified expiration date of the option term.

        XII.  EFFECTIVE DATE AND TERM OF PLAN
              -------------------------------

             (a) The Plan was initially adopted by the Board on February 21, 1980 and restated in its entirety in February 1990 to extend its term to January 15, 2000. This amendment of the Plan (including the 600,000-share increase to the number of the shares authorized for issuance hereunder) is effective immediately upon adoption by the Board on February 18, 1992, but no option granted on the basis of the 600,000-share increase shall become exercisable unless and until such share increase shall have been approved by the Corporation's stockholders. If such stockholder approval is not obtained at the 1992 Annual Meeting, then any options previously granted on the basis of the 600,000-share increase shall terminate and no further options based on such share increase shall be granted. Those options granted under the amended Plan which are not based on the 6000,000-share increase shall remain outstanding in accordance with the terms and conditions of the respective instruments evidencing such options, whether or not the requisite stockholder approval of the amendment is obtained. Subject to the foregoing limitations, the Committee may grant options under the amended Plan at any time after the effective date and before the date fixed herein for termination of the Plan.

             (b) All options and stock appreciation rights issued and outstanding under the Plan immediately prior to the adoption of the February 18, 1992 amendment shall continue to be governed by the terms and conditions of the Plan (and the instrument evidencing each such option and right) as in effect on the date each such option or right was previously granted, and nothing in the amendment shall be deemed to affect or otherwise modify the rights or obligations of the holders of such stock options or stock appreciation rights with respect to the acquisition of shares of Common Stock thereunder or the exercise of their outstanding stock appreciation rights. However, the Committee may, in its discretion, modify any option or stock appreciation right issued and outstanding under the Plan immediately prior to adoption of this February 18, 1992 amendment to include one or more of the provisions added to the Plan by such amendment.

             (c) Unless sooner terminated in accordance with Article VI, the Plan shall terminate upon the earlier of (i) January 15, 2000, or (ii) the date on which all shares available for issuance under the Plan shall have been issued or canceled pursuant to the exercise, surrender or cash-out of options granted hereunder. If the date of termination is determined under clause (i) above, then options outstanding on such date shall not be affected by the termination of the Plan and shall continue to have force and effect in accordance with the provisions of the instruments evidencing such options.

             (d) Options may be granted under this Plan to purchase shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided (i) an amendment to increase the maximum number of shares issuable under the Plan is adopted by the Board prior to the initial grant of any such option and within one year thereafter such amendment is approved by the Corporation's stockholders and (ii) each option so granted is not to become exercisable, in whole or in part, at any time prior to the obtaining of such stockholder approval.

        XIII.  USE OF PROCEEDS
               ---------------

             Any cash proceeds received by the Corporation from the sale of shares pursuant to options granted under the Plan shall be used for general corporate purposes.

        XIV.  WITHHOLDING
              -----------

             The Corporation's obligation to deliver shares upon the exercise or surrender of any option granted under the Plan shall be subject to the option holder's satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

        XV.  REGULATORY APPROVALS
             --------------------

             The implementation of the Plan, the granting of any option hereunder, and the issuance of stock upon the exercise or surrender of any such option shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the options granted under it and the stock issued pursuant to it.

                                   EXHIBIT A

                         FORM OF AUTOMATIC OPTION GRANT